BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Helen Vardalos
229 Sygrou Avenue
Nea Smyrni, Attiki,

Work Order #: W2019121300192
December 13, 2019
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 156971

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	20190350121	12/13/2019 8:04:00 AM	InternalReview	1	$175.00	$175.00
Total						$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	5762530284236808703065	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Helen Vardalos
229 Sygrou Avenue
Nea Smyrni, Attiki,

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/13/2019

Work Order Item Number: W2019121300192 - 287826
Filing Number: 20190350121
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 12/13/2019 08:04:00 AM
Filing Page(s): 3

Indexed Entity Information:

Entity ID: E0517242017-5
Entity Name: ELVICTOR GROUP, INC.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
REGISTERED AGENTS INC.
401 RYLAND ST STE 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E0517242017-5
	Filing Number 20190350121
	Filed On 12/13/2019 08:04:00 AM
	Number of Pages 3

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :
THENABLERS INC.

Entity or Nevada Business Identification Number (NVID) : NV20171710087

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
- ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:
- ☐ The entity name has been amended.
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ Other: (specify changes)
- ☐ Dissolution
- ☐ Merger
- ☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 12/13/2019 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X KONSTANTINOS GALANAKIS — Officer Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E0517242017-5 Filing Number 20190350121 Filed On 12/13/2019 08:04:00 AM Number of Pages 3

SHAREHOLDER CONSENT TO ACT IN LIEU OF SHAREHOLDER MEETING FOR THENABLERS, INC. A FOR-PROFIT CORPORATION

The undersigned, constituting a majority of the shareholders of Thenablers, Inc., a Nevada corporation (the "Company"), in accordance with the NRS 78.375 and Section 2.9 of the Company's Bylaws (the "Bylaws"), hereby waives any notice required to be given in respect of the written consent herein provided, hereby ratify and approve the following resolutions:

WHEREAS, the Board of Directors for the Company did recommend that the shareholders vote to approve a change in the name of the Company to "Elvictor Group, Inc." to better reflect new business opportunities.

THEREFORE, let it be RESOLVED, that the undersigned, representing a majority of the voting interests of the Company hereby consent to and authorize the change in the name of the Company from Thenablers, Inc., to "Elvictor Group, Inc."

FURTHER RESOLVED, that the shareholders of the Company do hereby consent to and authorize any such actions as required to ensure compliance with relevant corporate and securities laws and regulations, including but not limited to, submissions to the state of Nevada, the Securities and Exchange Commission, and FINRA.

This Written Consent may be signed in two or more counterparts, each of which shall be deemed an original, and all of which shall be deemed one instrument.

Dated to be effective on December 11, 2019.

SIGNATURE	NAME	NUMBER OF SERIES A PREFERRED* SHARES HELD	VOTING PERCENTAGE
[signature]	**Aikaterini Galanaki**	24,000,000	23.8%
[signature]	**Konstantinos Galanakis**	28,000,000	27.8%
[signature]	**Stavros Galanakis**	27,800,000	27.6%
[signature]	**Thoedoros Chouliaras**	200,000	0.2%
	TOTAL:	**80,000,000**	**79.4%**

*Holders of Series A Preferred Stock are entitled to vote with holders of the Company's Common Stock and have voting rights equal to exactly one vote per one share of Series A Preferred Stock held.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ELVICTOR GROUP, INC.

Nevada Business Identification # NV20171710087
Expiration Date: 11/30/2020

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/13/2019.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B20191213437431
You may verify this certificate
online at http://www.nvsos.gov